 Exhibit 99.3

Contract Amendment

(English Translation)

Seller: TSAI MING-YIN	(hereinafter referred to as Party A)
Trustee: Sunty Development Co., Ltd.	(hereinafter referred to as Party B)

Contracting Party:

Aerkomm Inc.	(hereinafter referred to as Party C)
Buyer: Aerkomm Taiwan Inc.	(hereinafter referred to as Party D)

Party A, Party B, Party C and Party D have entered into a real estate sales contract (“Sales Contract”) on July 10, 2018 (hereinafter referred to as “Sales Contract”) in respect of the land which is located at No. 89-49 Dashuiku Section, Xinyi District, Keelung City. The parties now hereby further amend the Sales Contract as follows:

I.	All parties agreed not to transfer the title until Party C and Party D obtained the approval for the construction of a data center and satellite uplink base station from the proper authority.

II.	However, if Party C and Party D have not obtained approval by July 31, 2021, Party A and Party B or Party C and Party D can notify the other parties in writing to terminate this contract according to the Clause IX of the original Sales Contract.

III.	This Agreement is executed in four copies, one of which shall be held by each party respectively, and this Agreement shall become effective from the date of the execution by the last party hereto.

Contracting parties:

Party A:	Seller: TSAI MING-YIN	/s/ Tsai Ming-Yin (Personal Seal)	(Signature or Seal)

Party B:	Trustee: Sunty Development Co., Ltd.	/s/ Sunty Development Co., Ltd. (Corporate Seal)
	Legal Representative: TIAN, CHI-HSIANG	/s/ Tian, Chi-Hsiang (personal Seal)
Uniform Number: 70777671

Party C:	Aerkomm Inc.
	Legal Representative: LOUIS GIORDIMAINA	/s/ Louis Giordimaina

Party D:	Buyer:	Aerkomm Taiwan Inc.	/s/ Aerkomm Taiwan Inc. (Corporate Seal)
		Legal Representative: HSU, CHIH-MING	/s/ Hsu, Chih-ming (Personal Seal)

The 10th day of November, 2020